UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

FLYWHEEL ADVANCED TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 455 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 66860563

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ms. Kwan Suk On Maria as Senior Director of Global Markets of the Company

On November 5, 2025, the Board of Directors (the “Board”) of Flywheel Advanced Technology Inc. (the “Company”) appointed Ms. Kwan Suk On Maria as Senior Director of Global Markets of the Company, effective immediately. Ms. Kwan is appointed to serve until her successor has been duly appointed, unless she resigns, is removed from office, or is otherwise disqualified from serving as a Senior Director of Global Markets of the Company.

Ms. Kwan is a seasoned finance professional with over a decade of expertise in asset management and financial planning. Since November 2019, she has served as Senior Partner at Nice Talent Asset Management Limited, where she previously held the role of Managing Director from July to November 2019. Prior to that, she was Director of Jade by HSBC Premier from May 2012 to July 2019, overseeing premium banking services and client wealth strategies.

There are no arrangements or understandings between Ms. Kwan and any other person pursuant to which she was appointed as Senior Director of Global Markets of the Company. In addition, there are no family relationships between Ms. Kwan and any of the Company’s other officers or directors. Further, Ms. Kwan is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

In connection with Ms. Kwan’s appointment, she will not receive any compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYWHEEL ADVANCED TECHNOLOGY, INC.

Dated: November 5, 2025	By:	/s/ Luk Yuen Leung
	Name:	Luk Yuen Leung
	Title:	President and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)